Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

FiscalNote Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Title of Each Class of Securities To Be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Primary Offering:
Class A Common Stock, $0.0001 par value	11,000,000(2)	$7.32(3)	$80,520,000.00	$7,464.20
Secondary Offering:
Class A Common Stock, $0.0001 par value	87,504,863(4)	$9.29(5)	$812,920,177.27	$75,357.70
Warrants to purchase Class A Common Stock	7,000,000(6)	—	—	—(7)
Total			$893,440,177.27	$82,821.90

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

(2)

Consists of 11,000,000 shares of Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), of FiscalNote Holdings, Inc., a Delaware corporation (the “Company”) issuable upon the exercise of 7,000,000 Private Warrants by the holders thereof.

(3)	The price per share is based upon the exercise price per Warrant of $7.32 per share.

(4)

Consists of 87,504,863 shares of Class A Common Stock registered for sale by the selling securityholders named in this registration statement, including (i) 11,000,000 shares of Class A Common Stock issuable upon the exercise of Private Warrants by the holders thereof; and (ii) 3,142,857 shares of Class A Common Stock issuable upon the exercise of Public Warrants by the holders thereof.

(5)

Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $9.29, which is the average of the high and low per share prices of the Class A Common Stock on August 23, 2022 on the New York Stock Exchange.

(6)	Represents the resale of 7,000,000 Private Warrants.

(7)	In accordance with Rule 457(i), the entire registration fee for the Warrants is allocated to the shares of Class Common Stock underlying the Warrants, and no separate fee is payable for the Warrants.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.